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                                                                     Exhibit 8.2



                           [ROPES & GRAY LETTERHEAD]



                                 August 7, 2002





Island Holding Company, Inc.
50 Broad Street
New York, NY 10004


    Re:  Instinet Group Incorporated and Island Holding Company, Inc.


Ladies and Gentlemen:


      We have acted as special tax counsel to Island Holding Company, Inc. ("Island") in connection with the Registration Statement on Form S-4 to which this opinion appears as an exhibit (the "Registration Statement"), which includes the Joint Proxy/Information Statement-Prospectus (the "Proxy Statement-Prospectus"), of Island and Instinet Group Incorporated ("Instinet"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement and Plan of Merger among Island, Instinet and Instinet Merger Corporation, a wholly owned subsidiary of Instinet, dated as of June 9, 2002 (the "Merger Agreement").


      We have examined the Merger Agreement, pursuant to which it is contemplated that Instinet Merger Corporation will merge with and into Island (the "Merger"), and the Proxy Statement-Prospectus. We have assumed for purposes of the opinion set forth below that the Merger will be effected in accordance with the Merger Agreement (and the Exhibits thereto), the Delaware General Corporation Law, and as described in the Proxy Statement-Prospectus. We have also assumed that the representation letters, dated as of the date hereof, that Island and Instinet have provided to us and to Cleary, Gottlieb, Steen & Hamilton, counsel to Instinet (copies of which are attached hereto) are true and accurate as of the date hereof and will remain true and accurate as of the Effective Time, in each case without regard to any qualifications as to the knowledge of any person. We have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates or other instruments, and have made such other inquiries, as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

      Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, administrative interpretations and judicial precedents as of the date hereof. If there is any subsequent change in the applicable law or regulations, or if there are
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Island Holding Company, Inc.            -2-                       August 7, 2002



subsequently any new administrative or judicial interpretations of the law or regulations, the opinions expressed herein may become inapplicable.

      Subject to the foregoing and to the qualifications and limitations set forth herein, we are of the opinion that for United States federal income tax purposes, the Merger will be treated as a reorganization within the meaning of
Section 368(a) of the Code.

      This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon to satisfy the condition set forth in Section 5.2(i) of the Merger Agreement that an opinion of Ropes & Gray be rendered as of the Closing Date, or for any other purpose, and may not be made available to any person or entity without our prior written consent. We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the use of our name in the section of the Proxy Statement-Prospectus entitled "Material Federal Income Tax Considerations." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Ropes & Gray

                                          Ropes & Gray